NEWS RELEASE

PAR PACIFIC HOLDINGS ANNOUNCES INTENT TO LAUNCH $50 MILLION COMMON STOCK RIGHTS OFFERING

HOUSTON, August 15, 2016 – Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par Pacific” or the “Company”) today announced it intends to launch a registered rights offering on or about August 26, 2016. In the rights offering, each holder of the Company’s common stock as of the close of business on the record date of August 25, 2016 will be issued, at no charge, one transferable subscription right for each whole share of common stock owned by that stockholder on the record date.

Each subscription right will entitle the holder thereof to purchase 0.099 of a share of the Company’s common stock at $12.25 per whole share (subject to rounding down to avoid the issuance of fractional shares) (the “basic subscription privilege”). The rights offering will also include an oversubscription privilege, which will entitle stockholders who exercise all of their subscription rights in the basic subscription privilege the right to purchase additional shares of the Company’s common stock in the rights offering, subject to availability and pro rata allocation of shares among rights holders exercising such oversubscription privilege. No fractional shares of common stock will be issued in the rights offering. The subscription rights will expire if they are not exercised by 5:00 p.m. New York City time on September 14, 2016 (unless extended).

The Company will offer a number of shares of its common stock in the rights offering, inclusive of the over-subscription privilege, representing approximately $50 million of gross proceeds. The Company plans to use the net proceeds from the rights offering to prepay or repay its 2.5% convertible subordinated bridge notes.

The rights offering will be made pursuant to a registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (the “SEC”). The rights offering will be made solely by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, which was filed with the SEC as part of the registration statement. Additional information regarding the rights offering will be set forth in the prospectus.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Par Pacific Holdings

Par Pacific Holdings, Inc., based in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy and infrastructure businesses. Par Pacific’s business is organized

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into three primary segments of refining, retail and logistics. Par Pacific has refining and logistics assets in Hawaii and Wyoming and a retail distribution network in Hawaii. Par Pacific also owns an equity investment in Laramie Energy, LLC, a joint venture entity focused on producing natural gas in Garfield, Mesa and Rio Blanco Counties, Colorado. In addition, Par Pacific transports, markets and distributes crude oil from the Western United States and Canada to refining hubs in the Midwest, Gulf Coast and East Coast. More information is available at www.parpacific.com.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct.  Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date.  Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Thorp
Director, Investor Relations & Public Affairs
(832) 916-3396
cthorp@parpacific.com

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